Exhibit 99.1
optionsXpress Announces Third Quarter 2009 Results
CHICAGO, IL, October 20, 2009 — optionsXpress Holdings, Inc. (NasdaqGS: OXPS) today reported results for the three months ended September 30, 2009. Highlights from the third quarter 2009 included:
•	Revenues of $62.3 million, a 7% decrease year-over-year
•	Net income of $16.3 million, or $0.28 per diluted share
•	Daily average revenue trades (DARTs) of 42,000, a 12% decrease year-over-year
•	Net new account growth of 6,600 during the quarter, resulting in 343,900 customer accounts, a 13% increase year-over-year
“Our customers and our business model continued to display their resilience in the third quarter despite the difficult economic environment,” remarked David Fisher, Chief Executive Officer of optionsXpress. “Trading activity in options improved relative to equities and we ended the quarter with record customer assets, both testaments to the quality of our platform and the value self-directed investors place on being able to use derivatives as part of a balanced long-term investment strategy.”
For the third quarter, total DARTs were 42,000, down 12% from 47,800 during the third quarter of 2008, and down 7% from 45,100 for the second quarter of 2009. Institutional DARTs were 11,400 during the third quarter of 2009, down 3% from 11,800 during the third quarter of 2008, and down 4% from 11,900 during the second quarter of 2009. Trades per account on an annualized basis were 32, down from 41 in the third quarter of 2008 and down from 34 in the second quarter of 2009.
Total net revenues decreased 7% over the third quarter of 2008 but were up 1% when compared to the second quarter of 2009. Resulting net income was $16.3 million, or $0.28 per diluted share, a 32% decrease from the $24.0 million reported in the third quarter of 2008.
“Our financial results remained stable in the third quarter despite continued headwinds from low interest rates and lower than historic trading levels,” commented Adam DeWitt, Chief Financial Officer of optionsXpress. “We were also able to deliver net new account growth despite the difficult account acquisition environment while lowering our cost per net new account through more efficient spending. Additionally, our strong financial position and clean balance sheet allow us the flexibility to pursue a wide variety of value-creating initiatives.”
Outlook
Mr. Fisher concluded, “Over the last twelve months we have demonstrated that our business can weather challenging markets and feel confident in our opportunity for future growth and profitability. As the leading self-directed brokerage focused on derivatives, we are well-positioned as consumer confidence improves and potential customers broaden their investment strategies to include derivatives, as an increasing number already have. In the meantime, we are intensely focused on enhancing our platform and providing the best overall experience for self-directed investors.”

Conference Call
A conference call will be broadcast live on Tuesday, October 20, 2009, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) at www.optionsxpress.com/investor. An online replay will be available approximately two hours after the call and can be accessed in the Investor Relations’ Calendar of Events portion of the website.
About optionsXpress Holdings, Inc.
optionsXpress Holdings, Inc., a pioneer in equity options and futures trading, offers an innovative suite of online brokerage services for investor education, strategy evaluation and trade execution. optionsXpress Holdings subsidiaries include optionsXpress, Inc., a retail online brokerage specializing in options and futures, brokersXpress, LLC, an online trading and reporting platform for independent investment professionals, Open E Cry, LLC, an innovative futures broker offering direct access futures trading for high volume commodities and futures traders through its proprietary software platform, and Optionetics, Inc, a leading provider of investment education services, including live seminars, proprietary software analytics, online and offline educational products and individual coaching.
More information can be found in the Investor Relations section of optionsXpress’ website at http://www.optionsxpress.com/investor.
Safe Harbor
This press release may contain forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks. We urge you to carefully consider these risks in evaluating the information in this press release, including risks related to general economic conditions, regulatory developments, the competitive landscape, the volume of securities trading generally or by our customers specifically and other risks described in our filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “feel,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.
FOR FURTHER INFORMATION:
Investor Inquiries:
Jim Polson
FD
(312) 553-6730
or

Media Inquiries:
Patrick Van De Wille
FD
(312) 553-6704

optionsXpress Holdings, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(Unaudited)

	Three Months Ended
	September 30,	September 30,	Change
	2009	2008	$	%
Revenues:
Commissions	$40,501	$45,093	$(4,592)	(10%)
Other brokerage related revenue	7,357	8,743	(1,386)	(16%)
Interest revenue and fees	4,241	12,784	(8,543)	(67%)
Interest expense	(55)	(476)	421	(88%)

Net interest revenue and fees	4,186	12,308	(8,122)	(66%)
Education revenues	9,156	—	9,156	n/a
Other income	1,087	708	379	54%

Net revenues	$62,287	$66,852	$(4,565)	(7%)

Expenses:
Compensation and benefits	$11,885	$7,959	$3,926	49%
Brokerage, clearing and other related expenses	7,795	8,950	(1,155)	(13%)
Brokerage advertising	3,207	4,945	(1,738)	(35%)
Education marketing and fulfillment	6,006	—	6,006	n/a
Depreciation and amortization	2,350	1,996	354	18%
Other general and administrative	5,769	5,285	484	9%

Total expenses	$37,012	$29,135	$7,877	27%

Income before income taxes	25,275	37,717	(12,442)	(33%)
Income taxes	9,007	13,723	(4,716)	(34%)

Net income	$16,268	$23,994	$(7,726)	(32%)

Basic earnings per share	$0.28	$0.40	$(0.12)	(30%)
Diluted earnings per share	$0.28	$0.40	$(0.12)	(30%)

Weighted average shares outstanding — basic	57,743	60,022	(2,279)	(4%)
Weighted average shares outstanding — diluted	57,936	60,177	(2,241)	(4%)

	Nine Months Ended
	September 30,	September 30,	Change
	2009	2008	$	%
Revenues:
Commissions	$120,598	$124,981	$(4,383)	(4%)
Other brokerage related revenue	20,762	24,435	(3,673)	(15%)
Interest revenue and fees	13,110	39,062	(25,952)	(66%)
Interest expense	(178)	(1,642)	1,464	(89%)

Net interest revenue and fees	12,932	37,420	(24,488)	(65%)
Education revenues	16,390	—	16,390	n/a
Other income	2,614	2,405	209	9%

Net revenues	$173,296	$189,241	$(15,945)	(8%)

Expenses:
Compensation and benefits	$30,693	$21,691	$9,002	42%
Brokerage, clearing and other related expenses	23,032	19,653	3,379	17%
Brokerage advertising	14,001	14,850	(849)	(6%)
Education marketing and fulfillment	10,798	—	10,798	n/a
Depreciation and amortization	6,640	5,441	1,199	22%
Other general and administrative	16,424	15,388	1,036	7%

Total expenses	$101,588	$77,023	$24,565	32%

Income before income taxes	71,708	112,218	(40,510)	(36%)
Income taxes	25,811	41,087	(15,276)	(37%)

Net income	$45,897	$71,131	$(25,234)	(35%)

Basic earnings per share	$0.79	$1.17	$(0.38)	(32%)
Diluted earnings per share	$0.79	$1.17	$(0.38)	(32%)

Weighted average shares outstanding — basic	58,011	60,873	(2,862)	(5%)
Weighted average shares outstanding — diluted	58,154	61,043	(2,889)	(5%)

optionsXpress Holdings, Inc.
Consolidated Balance Sheets
In thousands
(Unaudited)

	Period Ended
	September 30,	December 31,	Change
	2009	2008	$	%
Assets:
Cash and cash equivalents	$100,817	$114,450	$(13,633)	(12%)
Cash and investments segregated in compliance with federal regulations	798,489	427,669	370,820	87%
Receivables from brokerage customers, net	132,658	137,502	(4,844)	(4%)
Receivables from brokers, dealers and clearing organizations	62,657	15,621	47,036	301%
Investments in securities	80,554	89,937	(9,383)	(10%)
Deposits with clearing organizations	132,635	108,409	24,226	22%
Fixed assets, net	13,191	12,979	212	2%
Goodwill	81,660	44,234	37,426	85%
Other intangible assets, net	8,102	4,569	3,533	77%
Other assets	20,725	16,963	3,762	22%

Total assets	$1,431,488	$972,333	$459,155	47%

Liabilities and stockholders’ equity:

Liabilities
Payables to brokerage customers	$1,080,185	$675,872	$404,313	60%
Payables to brokers, dealers and clearing organizations	817	293	524	179%
Accounts payable and accrued liabilities	44,216	27,848	16,368	59%
Deferred revenue	8,090	—	8,090	n/a
Current and deferred income taxes	—	25	(25)	(100%)

Total liabilities	1,133,308	704,038	429,270	61%

Stockholders’ equity	298,180	268,295	29,885	11%

Total liabilities and stockholders’ equity	$1,431,488	$972,333	$459,155	47%

optionsXpress Holdings, Inc.
Statistical Operating Data

	Three Months Ended
	September 30,	September 30,	Change
	2009	2008	$ or #	%
Number of customer accounts (at period end)(1)	343,900	305,200	38,700	13%
Daily average revenue trades (‘‘DARTs’’) (2)
Retail DARTs	30,600	36,000	(5,400)	(15%)
Institutional DARTs (3)	11,400	11,800	(400)	(3%)

Total DARTs	42,000	47,800	(5,800)	(12%)
Customer trades per account (4)	32	41	(9)	(22%)
Average commission per trade	$15.07	$14.87	$0.20	1%
Option trades as a % of total trades	43%	48%	(5%)
Brokerage advertising expense per net new customer account (5)	$486	$454	$32	7%
Total client assets (000s)	$6,349,342	$5,297,285	$1,052,057	20%
Client margin balances (000s)	$130,283	$200,471	$(70,188)	(35%)

	Nine Months Ended
	September 30,	September 30,	Change
	2009	2008	$ or #	%
Number of customer accounts (at period end)(1)	343,900	305,200	38,700	13%
Daily average revenue trades (‘‘DARTs’’) (2)
Retail DARTs	31,800	37,000	(5,200)	(14%)
Institutional DARTs (3)	12,800	4,000	8,800	220%

Total DARTs	44,600	41,000	3,600	9%
Customer trades per account (4)	34	36	(2)	(6%)
Average commission per trade	$14.38	$16.17	$(1.79)	(11%)
Option trades as a % of total trades	41%	59%	(18%)
Brokerage advertising expense per net new customer account (5)	$553	$371	$182	49%
Total client assets (000s)	$6,349,342	$5,297,285	$1,052,057	20%
Client margin balances (000s)	$130,283	$200,471	$(70,188)	(35%)

(1)	Customer accounts are open, numbered accounts.

(2)	DARTs are total revenue-generating trades for a period divided by the number of trading days in that period.

(3)	Includes all OEC and other institutional revenue-generating trades beginning in July 2008.

(4)	Customer trades per account are total trades divided by the average number of total customer accounts during the period. Customer trades are annualized.

(5)	Calculated based on total net new customer accounts opened during the period.

optionsXpress Holdings, Inc.
Segment Information
In thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Revenue
Brokerage Services	$53,138	$66,852	$156,909	$189,241
Education	9,640	—	16,944	—
Eliminations	(491)	—	(557)	—

Revenue	$62,287	$66,852	$173,296	$189,241

Income/(loss) before income taxes
Brokerage Services	$26,292	$37,717	$73,001	$112,218
Education	(1,017)	—	(1,293)	—

Income before income taxes	$25,275	$37,717	$71,708	$112,218